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                                                                    Exhibit 5.1

                                 June 25, 1998

Neurocrine Biosciences, Inc.
3050 Science Park Road
San Diego, California 92121

               RE:  Registration Statement on Form S-8

Gentlemen:

        We have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission on or about June 26, 1998 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, for an aggregate of 805,414 shares (the "Shares") of your Common Stock under the Neurocrine Biosciences, Inc. Amended 1992 Incentive Stock Plan, Neurocrine Biosciences, Inc. Amended 1996 Director Option Plan and the Northwest NeuroLogic, Inc. Restated 1997 Stock Incentive Plan. Such shares of Common Stock are referred to herein as the "Shares", and such plans are referred to herein as the "Plans". As your counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the issuance and sale of the Shares pursuant to the Plans.

        It is our opinion that, when issued and sold in the manner described in the Plans and pursuant to the agreements which accompany each grant under the Plans, upon completion of the actions being taken, or contemplated by us as your counsel to be taken by you prior to the issuance of the Shares pursuant to the Registration Statement and the Plans, and upon completion of the actions being taken in order to permit such transactions to be carried out in accordance with the securities laws of the various states where required, the Shares will be legally and validly issued, fully paid and nonassessable.

        We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto.

                                      Very truly yours,

                                      WILSON SONSINI GOODRICH & ROSATI
                                      Professional Corporation

                                      /S/ WILSON SONSINI GOODRICH & ROSATI




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